UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment

to

FORM S-3

on FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Loyaltypoint, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation or organization)

11-2780723

(I.R.S. Employer Identification No.)

3885 Crestwood Parkway, Suite 550, Duluth, Georgia 30096

(770) 638-5101

(Address, including zip code, and telephone number,

including area code, of registrant's principal executive offices)

Michael D. Harris, Esq.

Harris Cramer LLP

1555 Palm Beach Lakes Boulevard, Suite 310

West Palm Beach, Florida 33401

(561) 689-4441

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

This is Post-Effective Amendment to Form S-3 on Form S-1, which shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Commission, acting pursuant to Section 8(c), may determine.

DE-REGISTRATION OF SECURITIES

We are filing this Post-Effective Amendment (this “Amendment”) to the registration statement on Form S-3 (No. 333-37478) (the “Registration Statement”) of LoyaltyPoint, Inc. (the “Company”) to de-register the shares of the Company’s common stock registered pursuant to the Registration Statement that remain unsold as of the date this Amendment is filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on August 29, 2005.

LoyaltyPoint, Inc.

By:	/s/ STEPHEN AVALONE
Stephen Avalone
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 was signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ STEPHEN AVALONE	Director	August 29, 2005
Stephen Avalone

/s/ JERRY P. MALEC	Director	August 29, 2005
Jerry Malec

/s/ JOHN C. COLLIGAN	Director	August 29, 2005
John C. Colligan

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